SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sputnik, Inc.
(Exact Name of registrant as specified in its charter)

Nevada	52-2348956	3576
(State or other jurisdiction	(IRS Employer	(Primary Standard
of incorporation)	Identification Number)	Industrial Classification Code)

650 Townsend Street, Suite 320
San Francisco, CA 94103
(415) 462-5685
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

David LaDuke, President
650 Townsend Street, Suite 320
San Francisco, CA 94103
415-462-5685
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David LaDuke
650 Townsend Street, Suite 320
San Francisco, CA 94103
Fax: (415) 354-3342

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.

 [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.

 [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Dollar Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001 per share	500,000	$1.00	$500,000	$46.45

(1)

The offering price is the stated for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS                                                                                Subject to Completion, Dated June 27, 2005

SPUTNIK, INC.

500,000 Shares of Common Stock

Offering Price of $1.00 per Share

We are offering up to a total of 500,000 of common stock in a best efforts, no minimum, direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $1.00 share. The offering will terminate within 120 days from the date of this prospectus.  At our sole discretion, we may extend the offering for an additional 120 days. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Our common stock will be sold by our officers and directors for no compensation.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. There is substantial doubt about our ability to continue as a going concern.  See "Risk Factors" beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2005.

PART I - INFORMATION REQUIRED IN THE PROSPECTUS

PROSPECTUS SUMMARY

The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Organization

Sputnik, Inc. was incorporated in Delaware on September 27, 2001.  On February 10, 2005, we filed Articles of Conversion in Nevada and became a Nevada corporation.

Our mailing address is 650 Townsend Street, Suite 320, San Francisco, CA 94103, our telephone number is (415) 462-5685, and our fax number is (415) 354-3342.  Our website is www.sputnik.com, and contains information which is not a part of this registration statement.

Business

Sputnik provides software for public Wi-Fi services. Our software is designed to give service providers and businesses the ability to control access to their Wi-Fi networks, and to offer free, branded, or fee-based Wi-Fi services. Our software enables centralized, web-based management of Wi-Fi networks. Additionally, we provide Wi-Fi hardware components that are pre-configured to work with our software. Sputnik Wi-Fi networks may be deployed in businesses and public venues including hotels, airports, resorts, RV parks, commercial and residential real estate, cafes, public parks, municipal and shopping districts.

The Offering

Securities Offered	500,000 shares of Common Stock

Shares of Common Stock Outstanding Before Offering	13,448,919 shares

Shares of Common Stock Outstanding After Offering (assuming sale of all shares offered)	13,948,919 shares

Use of Proceeds	General corporate purposes including working capital, marketing, and costs related to this offering.

Lack of Market for Company Securities	There is currently no market for our common stock; there is no assurance that any market will develop; if a market develops for our securities, it will likely be limited, sporadic and highly volatile.

Risk Factors

We face risks to continued operations including the fact that we need significant additional financing beyond what is raised through this prospectus; the fact that we operate in a new and dynamic market, which could quickly become obsolete; the fact that we face intense competition for our products, and therefore could be forced to lower prices below where they are profitable; the fact that our auditor has expressed a going concern regarding us; and the fact that our president controls a majority of the voting control of our company, and therefore has significant influence over all corporate decisions. Any of these risks may lead our being forced to abandon or curtail our business plan.

Summary Financial Information

You should read the summary financial information presented below for the three months ended March 31, 2005 and the year ended December 31, 2004.  We derived the summary financial information from our unaudited and audited financial statements appearing elsewhere in this prospectus.  You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.

	Three Months Ended	Year Ended
	March 31, 2005	December 31, 2004

STATEMENT OF OPERATIONS DATA:

Revenues	$114,105	$329,429
Cost of Goods Sold	($50,918)	($172,400)
Expenses	($105,918)	($244,648)
Net Income (loss)	($42,731)	($87,619)

As of
March 31, 2005

BALANCE SHEET DATA:

Cash and cash equivalents	$30,781
Working capital (deficit)	($244,902)
Total assets	$60,297
Total liabilities	$298,335
Stockholders' deficit	($238,038)

RISK FACTORS

In addition to the other information provided in this Prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Our poor financial condition and the sources of our revenues raises substantial doubt about our ability to continue as a going concern.

We have generated a net loss for each of the past two fiscal years and had a working capital deficit of $200,954 and an accumulated deficit of $283,411 as of December 31, 2004 and a working capital deficit of $244,902 and an accumulated deficit of $326,142 as of March 31, 2005.

Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our business plans and secure additional funding sources and attaining profitable operations.  We do not have any commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders.  Additional financing may not be available to us on favorable terms, if at all.  This offering may not raise the required funding.

Accordingly, our accountants have indicated there is substantial doubt about our ability to continue as a going concern over the next twelve months. Revenues have not been sufficient to cover operating costs and to allow us to continue as a going concern.  Our poor financial condition could inhibit our ability to continue in business or achieve our business plan.

We face competition from larger, better established companies with significantly greater resources.

Many of our current and potential competitors, including Cisco Systems, Inc. (NASDAQ: CSCO), Linksys (a division of Cisco Systems), Netgear Inc. (NASDAQ: NTGR), D-Link Corporation, (Taiwan: 2332.tw), and a number of start-ups currently operate in the Wi-Fi market. They have significantly greater name recognition, better access to capital, more established distribution networks and relationships with customers.

Because the Wi-Fi business is new and there are many competitors offering free services, we may not be successful and the value of our securities could become worthless.

Our market, business software for Wi-Fi networks, is new and dynamic.  Downward price pressure of managed Wi-Fi access software and services due to the proliferation of free, open unmanaged Wi-Fi networks, competition from Wi-Fi technology providers, and competition from cellular broadband alternatives could reduce our market potential.  Additionally, some new product may be developed in the future, which will supplant Wi-Fi networks and render them obsolete.  If the price of, or demand for, managed Wi-Fi access software and services is depressed downward, or Wi-Fi networks become obsolete, we could lose clients, resulting in our not having sufficient demand for our software and forcing us to discontinue its business plan. If this were to happen, the value of our securities could become worthless.

Because our software system business depends upon our intellectual property rights, which we have not taken any formal legal action to protect against third parties, our revenues may be reduced.

We have currently not taken any formal legal steps to protect important intellectual property related to our software. We anticipate we will take these further steps upon securing additional funding.

We may face potential patent litigation in connection with our software, which may cause us to spend substantial amounts of money to defend or litigate, which may cause us to abandon or curtail our business operations.

Certain companies in our market have announced patents on concepts commonly used in Wi-Fi devices, including a company that is in the business of purchasing and enforcing patents, which contends that its patent rights cover user authentication methods similar to those used by Sputnik. If involved in future litigation over this issue, we may have to pay fees for use of their technology.  This could force us to expend additional resources, which could eventually increase our costs, decrease our revenues and force us to abandon or curtail our business operations.

Our management decisions are made by David LaDuke, our president and CEO; if we lose his services, our revenues could be reduced.

The success of our business is dependent upon the expertise of David LaDuke, our President and Chief Executive Officer.  Because David LaDuke, our president and CEO is essential to our operations, you must rely on his management decisions.  David LaDuke, our president and CEO will continue to control our business affairs after the filing. We have not obtained any key man life insurance relating to him. If we lose his services, we may not be able to hire and retain another president and CEO with comparable experience. As a result, the loss of his services could reduce our revenues.  We have not entered into an employment agreement with Mr. LaDuke.

Because insiders control our activities, they may block or deter actions that you might otherwise desire that we take and may cause us to act in a manner that is most beneficial to such insiders and not to outside shareholders.

Our officers and directors control approximately 67% of our common stock. As a result, these insiders effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. Our insiders also have the ability to block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably and may cause us to act in a manner that is most beneficial to such insiders and not to outside shareholders.

The offering price of $1.00 share has been arbitrarily set by our Board of Directors and accordingly does not indicate the actual value of our business.

The offering price of $1.00 share is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value.  No independent investment-banking firm has been retained to assist in determining the offering price for the shares.  Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

Sales of our common stock under Rule 144 could reduce the price of our stock.

As of June 15, 2005, there are 2,198,919 of our common stock held by non-affiliates and 11,250,000 shares of our common stock held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.  This is in addition to the up to 500,000 shares we are offering in this offering.  Of the shares currently owned by non-affiliates, 268,314 may currently be resold without restriction as they have been held two or more years. Ninety days after the effective date of this registration statement, there are 10,981,686 shares held by affiliates that are eligible for resale under the price and volume limitations of Rule 144(e).

The availability for sale of substantial amounts of common stock under Rule 144 or otherwise could reduce prevailing prices for our securities.

Because this is a best efforts, self-underwritten no minimum offering, we may have less funds available that the $500,000 maximum offering amount, which may limit our ability to implement our business plan.

No commitment exists by any broker-dealers and/or agents to purchase all or any part of the Shares being offered hereby. We will sell the shares on a "best efforts, no minimum" basis. The funds available to us from the proceeds of the offering will be reduced to the extent that less than all the shares offered hereby are sold. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account.  Sale of less than the maximum number of shares may curtail implementation of our business plan.

Purchasers in this offering will experience immediate dilution.

The investors in this Offering are subject to dilution of the net tangible book value of their Common Stock immediately upon completion of the Offering. Purchasers of the securities offered hereby will incur an immediate dilution of $.97 in the net tangible book value per share of Common Stock from the Offering price at $1.00 per share, assuming all 500,000 shares are sold.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all members of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

We will incur increased costs and may have difficulty attracting and retaining qualified directors and executive officers as a result of being a public company.

As a public company, we will incur significant legal, accounting, reporting and other expenses that we did not incur as a private company. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 as well as new rules implemented by the Securities and Exchange Commission. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, we may experience difficulty attracting and retaining qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of these requirements or the timing of such costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital.  These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

USE OF PROCEEDS

The table below depicts how we will utilize the proceeds of this Offering in the event that 500,000 Shares are purchased.

Purpose	500,000 Shares	Percent
General Operations (1)	$125,000	25%
Sales and Marketing (2)	$200,000	40%
Research and Development (3)	$175,000	35%

TOTAL:	$500,000	100%

1.

General business operations and administration, working capital and inventory.

2.

Sales compensation, public relations, online advertising, and direct marketing expenditures.

3.

Engineering compensation, software development tools.

The actual allocation of funds will depend on our success and growth. If results do not meet our requirements, we will reallocate the proceeds among the other contemplated uses of proceeds, as prudent business practices dictate.

Pending application by us of the net proceeds of this offering, such proceeds may be invested in short-term, interest-bearing instruments.

DILUTION

We are offering our Common Stock at a price significantly more than the price paid by our officers, directors, promoters and affiliated persons for our Common Stock purchased by them.  We are offering for sale 500,000 Shares of Common Stock.  If you purchase Shares in this Offering you will experience immediate dilution.

Dilution represents the difference between the price per share paid by purchasers in the offering and the net tangible book value per share.  Net tangible book value per share represents our net tangible assets (our total assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering.  Using our most recent balance sheet of as of March 31, 2005, our net tangible book value was $(238,038).  Based upon our issued and outstanding shares of Common Stock on March 31, 2005 of 5,603,195 shares of Common Stock, our net tangible book value per shares was $(.04), rounded to the nearest penny at $(.00).  After giving effect to the sale of all 500,000 Shares being offered in this Offering at a Price of $1.00 per Share, our pro forma net tangible book value would be $(16,426) and our net tangible book value per share would be $.03 which represents an immediate increase in net tangible book value of $.03 per share and an immediate dilution to the purchasers of Shares after the Offering of $.97 per share.

The following table illustrates the pro forma per share dilution described above:

Offering Price per share	$ 1.00
Net tangible book value per share before the offering	$ (.00)
Increase per share attributable to purchase of stock by investors	$ .03
Pro forma net tangible book value per share after the offering	$ .03

Dilution per share to new investors	$ .97

Working capital is the cost related to operating our office. It is comprised of expenses for telecommunications, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

PLAN OF DISTRIBUTION

We are offering up to a total of 500,000 of common stock in a best efforts, no minimum, direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $1.00 per share. The offering will terminate within 120 days from the date of this prospectus.  At our sole discretion, we may extend the offering for an additional 120 days. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account.  There are no finders involved in our distribution.

We will sell the shares in this offering through our officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Each person desiring to subscribe to the shares must complete, execute, acknowledge, and deliver to us a subscription agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the Common Stock and his ability to evaluate and bear the risk of an investment in Sputnik. By executing the subscription agreement, the subscriber is agreeing that if the subscription agreement is accepted by us, such subscriber will become a shareholder in Sputnik. Upon review and before acceptance of an investor, we will assess and adhere to the respective State Securities laws that may apply to such investor's state of residence.

Promptly upon receipt of subscription documents by us, we will make a determination as to whether a prospective investor will be accepted as a shareholder in Sputnik. We may reject a subscriber's subscription agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, or such other reasons that we determine to be in the best interest of the investor and Sputnik. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the U.S. mail, certified returned-receipt requested.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.

Execute and deliver a subscription agreement

2.

Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "SPUTNIK, INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation, death, or removal. Our directors and executive officers are as follows:

Name	Age	Position

David LaDuke	45	President, Chief Executive Officer, Treasurer, Secretary and Director

Arthur Tyde	39	Director

David LaDuke, President and Chief Executive Officer

Mr. LaDuke has served as President and Chief Executive Officer of Sputnik since September 2001. Since April 12, 2005, Mr. LaDuke has served as our Treasurer.  Since November 2003, he has served as Secretary of Sputnik. In November 1998, he co-founded Linuxcare Inc., now Levanta, Inc., a provider of enterprise services for open-source software. He served as Vice President of Marketing there until April 2001. From June 2001 to July 2003 and March 1993 to November 1998, Mr. LaDuke was an independent consultant in technology, marketing and business strategy for various companies including Apple Computer, Crystal Decisions, Netscape Communications, Oracle Corporation, Pinnacle Systems, Silicon Graphics, and others. From November 1989 to February 1993, Mr. LaDuke worked as the manager of publishing industry marketing at NeXT Computer, Inc., a computer manufacturing company acquired by Apple Computer in 1996.  From September 1986 to October 1989, Mr. LaDuke worked in marketing positions at Apple Computer, Inc. Mr. LaDuke earned an M.B.A. from the Tuck School of Business Administration at Dartmouth College in 1985, an M.F.A. from Columbia University in 1983 and an A.B. from Columbia College, Columbia University in 1982.

Arthur Tyde, Director

Mr. Tyde has served as a Director for Sputnik since June 2003.  From January 2002 to June 30, 2003, Mr. Tyde served as our Chief Operating Officer and Director of Sales. In March 2005, Mr. Tyde accepted a position as the Chief Technology Officer of The Free Standards Group, a nonprofit organization dedicated to developing and promoting open-source software standards. From June 1999 to January 2003, Mr. Tyde served as the Executive Vice President of Linuxcare Inc., now Levanta, Inc., which he co-founded.  From September 1998 to June 1999, he served as the Chief Executive Officer of Linuxcare Inc.  From January 1996 to September 1998, he served as a Consultant with Hall Kinion.  Mr. Tyde received a Bachelors degree from Michigan State University in Tele-Communications in 1988.

Directors serve for a one-year term.  Our Bylaws provide for three to nine directors.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings Concerning Management

No officer or director has been involved in legal proceedings that would be material to an evaluation of our management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned Before Offering*	Percentage Beneficially Owned After Offering(1)(2)*
David LaDuke 650 Townsend St., Suite 320 San Francisco, CA 94103 President, Chief Executive Officer, Treasurer and Director	8,000,000	59.5%	57.4%
Arthur Tyde 650 Townsend St., Suite 320 San Francisco, CA 94103 Director	1,000,000	7.4%	7.2%
Kathy Giori 650 Townsend St., Suite 320 San Francisco, CA 94103	1,250,000	9.3%	9.0%
Scott Hutton 650 Townsend St., Suite 320 San Francisco, CA 94103	1,000,000	7.4%	7.2%
All Officers and Directors as a Group (2)	9,000,000	66.9%	64.5%

(1)  The address given for the officers, directors, and key employees is our executive offices.

(2)  Assuming the sale of all Shares offered under this Prospectus.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 13,448,919 shares of common stock outstanding as of June 15, 2005.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 50,000,000 shares of common stock, $.001 par value per share. We had 13,448,919 shares of common stock issued and outstanding as of June 15, 2005.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our business, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of Nevada Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Sputnik, Inc. was incorporated in Delaware on September 27, 2001.  On February 10, 2005, we filed Articles of Conversion in Nevada and became a Nevada corporation.

Our mailing address is 650 Townsend Street, Suite 320, San Francisco, CA 94103, our telephone number is (415) 462-5685, and our fax number is (415) 354-3342.  Our website is www.sputnik.com, and contains information which is not a part of this registration statement.

Sputnik provides software for public Wi-Fi services. Our software is designed to give service providers and businesses the ability to control access to their Wi-Fi networks, and to offer free, branded, or fee-based Wi-Fi services. Our software enables centralized, web-based management of Wi-Fi networks. Additionally, we provide Wi-Fi hardware components that are pre-configured to work with our software. Sputnik Wi-Fi networks may be deployed in businesses and public venues including hotels, airports, resorts, RV parks, commercial and residential real estate, cafes, public parks, municipal and shopping districts.

Based on recent trends, we believe that there will be increased demand for public-access Wi-Fi services, enabling people to wirelessly access the Internet from public venues. JiWire, an online hotspot directory (www.jiwire.com), currently lists 67,432 Wi-Fi "hotspots" in 101 countries. Correspondingly, Wi-Fi hardware sales should continue to experience growth. According to Infonetics Research, Inc. ("Infonetics"), an international market research and consulting firm covering the data networking and telecommunications industries in North America, Europe, and Asia (www.infonetics.com), over 84 million Wi-Fi hardware units are forecast to ship in 2007,  and Wi-Fi hardware revenue is forecast to top $3.7 billion in 2007.

Although Wi-Fi hardware is widely available, we believe service providers and businesses lack software that enables them to efficiently deploy, operate, and generate revenues from wireless networks.

Sputnik develops and markets Wi-Fi business software specifically designed to enable service providers and businesses to build and operate Wi-Fi networks, and to generate revenues by providing public-access Wi-Fi services. We sell software, hosted software services, and Wi-Fi access point hardware that is pre-configured to work with our software.

Competition

Our market, business software for Wi-Fi networks, is new and dynamic.  Downward price pressure of managed Wi-Fi access software and services due to the increase of free, open and unmanaged Wi-Fi networks, competition from Wi-Fi technology providers, and competition from cellular broadband alternatives could reduce our market potential.  Additionally, new products may be developed in the future that will supplant Wi-Fi networks and render them obsolete.  If the price of, or demand for, managed Wi-Fi access software and services is depressed downward, or Wi-Fi networks become obsolete, we could lose client market, resulting in insufficient demand for our software.

Many of our current and potential competitors, including Cisco Systems, Inc. (NASDAQ: CSCO), Linksys (a division of Cisco Systems), Netgear Inc. (NASDAQ: NTGR), D-Link Corporation, (Taiwan: 2332.tw), and a number of start-up companies currently operate in the Wi-Fi market. They have significantly greater name recognition, better access to capital, more established distribution networks and relationships with customers.

Sputnik is a much smaller company than our larger competitors. Our ability to compete successfully will depend on a number of factors both within and outside our control, including:

o

product innovation;

o

product quality and performance;

o

customer service and support;

o

the experience of our sales, marketing and service professionals;

o

rapid development of new products and features;

o

price; and

o

product and policy decisions announced by competitors.

We intend to compete by focusing on developing and marketing affordable, easy-to-use software and services that enable our customers to:

o

charge for Wi-Fi access;

o

enter into roaming agreements;

o

offer free Wi-Fi service supported by localized advertising; and/or

o

offer voice over internet protocol (VoIP) telephone service over Wi-Fi.

Patents, Trademarks, Copyrights and Licenses

"Sputnik" is our registered trademark in International Class 009, specifically for computer hardware and software for use in providing wireless Internet access.

Recent Events

In December 2004, we engaged GoPublicToday.com to perform consulting and advisory services in conjunction with the development of a registration package that could be used in the sale of our securities to the public. For these services to be performed in 2005, we agreed to pay GPT $74,000 plus 500,000 shares of Sputnik stock. As of March 31, 2005, Sputnik has made paid $19,000 in cash payments to GPT. However, cost associated with the 500,000 shares of Sputnik stock is included in the 2004 statement of operations.

On April 7, 2005, we issued 45,000 shares of our Common Stock to DLA Piper Rudnick Gray Cary ("Gray Cary"), in consideration for Gray Cary canceling a Share Purchase Warrant which would have allowed Gray Cary to purchase shares equal to 25% of Sputnik's total outstanding Common Stock.

In April 2005, we approved the issuance of  7,985,224 shares to our founders and consultants, valued at $130,062, for services performed and recorded in 2003 and 2004.

On May 12, 2005, we entered into a General Release and Settlement Agreement ("Settlement") with a former director and officer, whereby he agreed to return 1,100,000 shares of our Common Stock which he had acquired on April 9, 2002. The Settlement Agreement required our former officer's current company to pay $61,000 to Sputnik and to issue us 20,000 shares of its common stock.

Employees

We have five full-time and six part-time contractors as follows:  two full-time and four part-time people in Research & Development related activities, one  full-time person in Operations related activities, one  full-time person and one  part-time person in General & Administrative roles, and one  full-time person and one  part-time person in  Sales & Marketing related roles.  None of these contractors are covered by a collective bargaining agreement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Sputnik provides software for public Wi-Fi services. Our software is designed to give service providers and businesses the ability to control access to their Wi-Fi networks, and to offer free, branded, or fee-based Wi-Fi services. Our software enables centralized, web-based management of Wi-Fi networks. Additionally, we provide Wi-Fi hardware components that are pre-configured to work with our software. Sputnik Wi-Fi networks may be deployed in businesses and public venues including hotels, airports, resorts, RV parks, commercial and residential real estate, cafes, public parks, municipal and shopping districts.

Results of Operations For the Three months ended March 31, 2005 Compared to the Three months ended March 31, 2004

We had revenue of $114,105 for the three months ended March 31, 2005, which was an increase of $71,605 over our revenue for the three months ended March 31, 2004, which was $42,500.   Our revenue increased as a result of a greater amount of sales which were generated through our public relations, web search advertising, and word-of-mouth.

Our cost of goods sold increased $29,625, to $50,918, for the three months ended March 31, 2005, as compared to cost of goods sold of $21,293 for the three months ended March 31, 2004.  Our cost of goods sold increased as a direct result of greater sales of our products.

We had gross profit of $63,187 for the three months ended March 31, 2005, which was an increase of $41,980 when compared to our gross profit for the three months ended March 31, 2004, which was $21,207.  Our increase in gross profit was attributable to the increase in our sales.  Additionally, the increased volume of sales for the fiscal three months ended March 31, 2005, enabled us to take advantage of volume purchases of Wi-Fi hardware which lowered the per unit production cost of our product.

Our operating expenses increased $93,870, to $105,918 for the three months ended March 31, 2005, as compared to operating expenses of $12,048 for the three months ended March 31, 2004.  Our operating expenses for the three months ended March 31, 2005 included $104,732 in general and administrative costs, a $92,694 increase over general and administrative expenses of $12,038 for the three months ended March 31, 2004; an increase in interest expense of $821, to $831 for the three months ended March 31, 2005, as compared to interest expense of $10 for the three months ended March 31, 2005; and depreciation and amortization expense of $355 which was not an expense for us for the three months ended March 31, 2004.  The $92,694 increase in general and administrative expenses included increased expenses in connection with consulting fees, auditing and other accounting fees relating our going public, increases in our rent, increased general office expenses due to increases in our staff, hosting fees in connection with SputnikNet, which was not available in the three months ended March 31, 2004, and increases in our public relations and advertising expenses.

We had a net loss of ($42,731) for the three months ended March 31, 2005, which represented an increase of ($51,890) in net loss from our net income for the three months ended March 31, 2004, which was $9,159.  The change from a net income to a net loss was mainly attributable to an increase of $92,694 increase in general and administrative expenses in connection with consulting fees, auditing and other accounting fees relating our going public, increases in our rent, general office expenses due to increases in our staff, hosting fees in connection with SputnikNet, which was not available in the three months ended March 31, 2004, and increases in our public relations and advertising expenses, which was not offset by the increase in our revenue.

Results of Operations For the Year Ended December 31, 2004 Compared to the Year Ended December 31, 2003

We had revenue of $329,429 for the year ended December 31, 2004, which was an increase of $304,668 over our revenue for the year ended December 31, 2003, which was $24,761.   Our revenue increased as a result of a greater amount of sales which were generated through our public relations, web search advertising, and word-of-mouth.  Additionally, we shipped the first commercially available version of its product in November 2003, after a six month beta program, resulting in our having less than two full months of sales activity for the fiscal year ended December 31, 2003.

Our cost of goods sold increased $155,902, to $172,400, for the year ended December 31, 2004, as compared to cost of goods sold of $16,498 for the year ended December 31, 2003.  Our cost of goods sold increased as a direct result of greater sales of our product.

We had gross profit of $157,029 for the year ended December 31, 2004, which was an increase of $148,857 when compared to our gross profit for the year ended December 31, 2003, which was $8,172.  Our increase in gross profit was attributable to the increase in our sales.  Additionally, the increased volume of sales for the fiscal year ended December 31, 2004, enabled we to take advantage of volume purchases of Wi-Fi hardware which lowered the per unit production cost of our product.

Our operating expenses increased $154,061, to $241,872 for the year ended December 31, 2004, as compared to operating expenses of $87,811 for the year ended December 31, 2003.  Our operating expenses for the year ended December 31, 2004 included $241,604 in general and administrative costs, a $153,793 increase over general and administrative expenses of $87,811 for the year ended December 31, 2003; and depreciation and amortization expense of $268, which there were no such expenses for us for the year ended December 31, 2003.

We had interest expense of $2,776 for the year ended December 31, 2004, as compared to $-0- of other expenses for the year ended December 31, 2003.

We had a net loss of ($87,619) for the year ended December 31, 2004, which represented an increase of ($7,980) in net loss from our net loss for the year ended December 31, 2003, which was ($79,639).

Liquidity and Capital Resources

We had total assets of $60,297 as of March 31, 2005, which consisted of total current assets of $53,433, which included cash of $30,781, accounts receivable of $ -0 -, inventory of $21,302 and prepaid expenses of $1,350; property and equipment, net of $623 of accumulated depreciation of $4,164; and deposit of $2,700.

We had total liabilities of $298,335 as of March 31, 2005, which consisted solely of current liabilities and included $67,609 of accounts payable, $221,612 of stock payable, attributable to the value of our committed but unissued shares of Common Stock which includes approximately 8,900,224 shares of our Common Stock which were agreed to be issued, but were not issued as of March 31, 2005, and which have since been issued, and $9,114 of other current liabilities.  Our bank revolving line of credit had a balance of -0- at March 31, 2005 and is personally secured by the assets of our Directors, David LaDuke and Arthur Tyde. It has a maximum borrowing amount of $107,000, bearing interest at a variable annual rate which was 8.5% as of March 31, 2005.

We had a working capital deficit of $244,902 and an accumulated deficit of $326,124, as of March 31, 2005.

We had net cash provided by operating activities of $23,782 for the three months ended March 31, 2005, which consisted of net loss of ($42,731), depreciation of $355, accounts receivable of $5,605, inventory of $13,991, prepaid expenses of $20, bank revolving line of credit of ($70,820), accounts payable of $21,346, stock payable of $91,550 and other current liabilities of $4,466.

We had net cash used by investing activities of ($1,572) for the three months ended March 31, 2005, which consisted of purchase of property and equipment of ($1,572).

We had $-0- in net cash provided by financing activities for the three months ended March 31, 2005.

Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our business plans and secure additional funding sources and attaining profitable operations.  We do not have any commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders.  Additional financing may not be available to us on favorable terms, if at all.  This offering may not raise the required funding.

Accordingly, our accountants have indicated there is substantial doubt about our ability to continue as a going concern over the next twelve months. Revenues have not been sufficient to cover operating costs and to allow us to continue as a going concern.  Our poor financial condition could inhibit our ability to continue in business or achieve our business plan.

DESCRIPTION OF PROPERTY

We currently rent office space from Zoro, LLC, a California Limited Liability Company , at 650 Townsend Street, Suite 320, San Francisco, CA 94103.  The rental cost is $1,350 per month.  We signed a two year lease on January 1, 2005 for the office space, which encompasses approximately 1,145 usable square feet.   As part of our lease with Zoro, we agreed to install access points on the rental property sufficient to provide adequate Wi-Fi coverage to the entire lobby of the building, including broadband Internet service, access points and antennas.

We do not anticipate any significant difficulties in renewing any facility leases or in leasing alternative or additional space, if required. We own substantially all of our other equipment, consisting principally of computers and servers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sputnik was incorporated on September 27, 2001 in the State of Delaware, with 10,000,000 shares of authorized stock at $0.0001 par value. On February 10, 2005 Sputnik converted to a Nevada Corporation, with 50,000,000 shares of authorized stock at $0.001 par value. The newly authorized shares are reflected retroactively in the accompanying Audited Financial Statements for the year ended December 31, 2004.

In April 2005, we memorialized in a Board of Director's meeting our plans regarding the issuance of stock to founders and consultants. Those plans assigned specific numbers of shares to our founders and consultants, with an allocation of the shares occurring over several years. These stock issuance plans are presented retroactively in the accompanying Audited Financial Statements for the year ended December 31, 2004. The financial statements include an obligation of $130,062, representing the issuance of 7,985,224 shares that were approved but not issued as of December 31, 2004.

We reached an agreement in April 2005 to settle an obligation with one of our consultants, DLA Piper Rudnick Gray Cary. The agreement included the issuance of 45,000 shares of Sputnik common stock in exchange for the cancellation of a warrant that entitled the consultant to acquire one-quarter percent (0.25%) of our total outstanding stock after an initial funding of $300,000 or more.

In April 2005, we terminated our 2003 Stock Option Plan. We did not issue any options under the Plan.

In May 2005, we settled a dispute that clarified certain proprietary rights with a former officer and director of Sputnik, and the new company he formed. The new company founded by our former officer and director agreed to pay us $61,000 and to issue 20,000 shares of its common stock to Sputnik. The former officer and director agreed to return to us 1,100,000 shares of our common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $300,000 together with his or her spouse, is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

o

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

o

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

o

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

o

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board.  The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.  The NASD cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ.  Investors' orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Holders

As of the date of this registration statement, we had 57 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission.   We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 statement.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning the compensation received for services rendered to us during the fiscal years ended December 31, 2004 and 2003 by our CEO.

		Annual Compensation
Name & Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards (2)
David LaDuke CEO, President, and Director	2004	$17,000	-	-
	2003	$200	-	-

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

Board Compensation

Members of our Board of Directors do not receive cash compensation for their services as Directors, although Directors may be reimbursed for reasonable expenses incurred in attending Board or committee meetings.

INTEREST OF NAMED EXPERTS

The financial statements incorporated by reference to this prospectus have been audited by Malone & Bailey PC, which are independent certified public accountants, to the extent and for the periods set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.  Michael T. Williams, principal of Williams Law Group, P.A., received 20,000 shares of stock of Public Company Management Corporation, our consultant, in connection with the offering.

FINANCIAL STATEMENTS

(a)    Audited Financial Statements for the Year Ended December 31, 2004

(b)    Reviewed Unaudited Financial Statements for the Three Months Ended March 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

   Sputnik, Inc.

   San Francisco, California

We have audited the accompanying balance sheet of Sputnik, Inc. as of December 31, 2004, and the related statements of operations, stockholders' deficit and of cash flows for each of the two years then ended. These financial statements are the responsibility of the management of Sputnik, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sputnik, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Sputnik will continue as a going concern. As shown in the financial statements, Sputnik has suffered recurring losses from operations and has a working capital deficiency and a deficiency in equity at December 31, 2004. These factors and others raise substantial doubt about Sputnik's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2 to the financial statements. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or to the amounts and classification of liabilities that might be necessary in the event Sputnik cannot continue in existence.

MALONE & BAILEY, PC

www.malone-bailey.com

Houston, Texas

April 15, 2005

SPUTNIK, INC.

BALANCE SHEET

December 31, 2004

ASSETS
Current Assets
Cash	$ 8,571
Accounts receivable	5,606
Inventory	35,292
Prepaid expenses	1,370

Total Current Assets	50,839

Property and equipment, net of accumulated
depreciation of $268	2,947

Deposit	2,700

TOTAL ASSETS	$ 56,486

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Bank revolving line of credit	$ 70,820
Accounts payable	46,263
Stock payable	130,062
Other current liabilities	4,648

Total Current Liabilities	251,793

Stockholders' Deficit

Common stock, $.001 par value, 50,000,000 shares authorized,
5,603,195 shares issued and outstanding	5,603
Paid-in capital	82,501
Retained deficit	(283,411)

Stockholders' Deficit	(195,307)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 56,486

See the accompanying summary of significant accounting policies and notes to financial statements.

SPUTNIK, INC.

STATEMENTS OF OPERATIONS

Years Ended December 31, 2004 and 2003

	2004	2003

Revenue	$ 329,429	$ 24,761
Cost of goods sold	172,400	16,498

Gross profit	157,029	8,172

Expenses
General and administrative costs	241,604	87,811
Depreciation and amortization	268	-
Operating expense	2,776	-
	244,648	87,811

NET LOSS	$(87,619)	$(79,639)

Basic and diluted loss per share	$(0.02)	$(0.02)
Weighted average shares outstanding	5,455,572	4,388,900

See the accompanying summary of significant accounting policies and notes to financial statements.

SPUTNIK, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

Years Ended December 31, 2003 and 2004

	Common Stock		Subscription	Retained
	Shares	Amount	Receivable	Deficit	Totals

Balances,
December 31, 2002	4,388,900	$ 43,889	$(439)	$(116,153)	$(72,703)

Collection of receivable			439		439
Net loss				(79,639)	(79,639)

Balances,
December 31, 2003	4,388,900	43,889	-	(195,792)	(151,903)

Stock issuances	1,214,295
For cash		149			149
For services		44,066			44,066

Net loss				(87,619)	(87,619)

Balances,
December 31, 2004	5,603,195	88,104	$ -	$(283,411)	$(195,307)

Less: par value	(5,603)

Paid-in capital	$ 82,501

See the accompanying summary of significant accounting policies and notes to financial statements.

SPUTNIK, INC.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2004 and 2003

	2004	2003
Cash Flows from Operating Activities
Net loss	$(87,619)	$(79,639)
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	268	-
Issuance of stock for services	6,815	-
Changes in working capital:
Accounts receivable	(5,606)	(4,108)
Inventory	(31,183)	-
Prepaid expenses	(1,370)	-
Bank revolving line of credit	70,820	-
Accounts payable	12,987	13,906
Stock payable	37,738	69,342
Other current liabilities	4,648	-
Net cash provided (used)
by operating activities	7,498	(499)

Cash Flows from Investing Activities
Purchase of property and equipment	(3,215)	-
Deposit	(2,700)	-
Net cash used by investing activities	(5,915)	-

Cash Flows from Financing Activities
Collection of subscription receivable	-	439
Proceeds from issuance of common stock	149	-
Net cash provided by financing activities	149	439

Net change in cash	1,732	(60)

Cash at beginning of year	6,839	6,899
Cash at end of year	$ 8,571	$ 6,839

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$ 2,764	$ -

Supplemental Noncash Investing and Financing Information
Stock issuances that were accrued
in earlier periods	37,251	-

See the accompanying summary of significant accounting policies and notes to financial statements.

SPUTNIK, INC.

Notes to Financial Statements

Years Ended December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business. Sputnik, Inc. ("Sputnik") is incorporated in the State of Nevada. Sputnik provides software for public Wi-Fi services. Sputnik's software is designed to give service providers and businesses the ability to control access to their Wi-Fi networks, and to offer free, branded, or fee-based Wi-Fi services. The software also enables centralized, web-based management of Wi-Fi networks. Sputnik also provides Wi-Fi hardware components that are pre-configured to work with Sputnik software.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses in the statement of operations, and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents. For purposes of the statement of cash flows, Sputnik considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition. Sputnik recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. This typically occurs when the product is shipped or service provided.

Allowance for Doubtful Accounts. Bad debt expense is recognized based on management's estimate of likely losses per year, past experience and an estimate of current year uncollectible amounts. There was no allowance for doubtful accounts as of December 31, 2004.

Inventory that consists of finished goods to be sold to customers that use them to build Sputnik wireless networks is stated at the lower of average cost or market.

Property and Equipment is valued at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated five-year useful lives of the assets.

Impairment of Long-Lived Assets. Sputnik reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Sputnik assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Income taxes. Sputnik recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Sputnik provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net loss per share are computed by dividing the net loss by the weighted average number of shares of common stock and common stock equivalents outstanding during the years. Common stock equivalents consist of common stock issuable under Sputnik's stock compensation plan for its employees and consultants. Common stock equivalents are not included in diluted loss per share calculations because they would be anti-dilutive.

Recently issued accounting pronouncements. Sputnik does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that Sputnik will continue as a going concern. As shown in the accompanying financial statements, Sputnik suffered recurring losses of $87,619 and $79,639 in 2004 and 2003, respectively, has an accumulated deficit of $283,411 and a working capital deficit of $200,954 at December 31, 2004. These conditions raise substantial doubt as to Sputnik's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if Sputnik is unable to continue as a going concern. Management intends to finance these deficits by selling its common stock.

NOTE 3 - BANK REVOLVING LINE OF CREDIT

Sputnik has a revolving line of credit that is secured by the assets of certain stockholders. The line of credit has a maximum borrowing amount of $95,000, and an interest rate of 8% at December 31, 2004.

NOTE 4 - INCOME TAXES

Sputnik uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2004 and 2003, Sputnik incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carryforward is approximately $59,000 at December 31, 2004, and will expire in years 2022 through 2024.

At December 31, 2004, deferred tax assets consisted of the following:

Net operating losses	$ 20,100
Less: valuation allowance	(20,100)

Net deferred tax asset	$ 0

NOTE 5 - COMMITMENTS

Sputnik leases office space under an operating lease that expires in December 2006 that requires monthly rental payments of $1,350, for an aggregate of $16,200 in 2005 and 2006. Sputnik incurred no rent expense in 2004 or 2003 as the result of an arrangement made by one of Sputnik's stockholders.

In December 2004, Sputnik engaged GoPublicToday.com (GPT) to perform consulting and advisory services in conjunction with the development of a registration package that could be used in the sale of Sputnik securities to the public. For these services to be performed in 2004 and 2005, Sputnik agreed to pay GPT $74,000 plus 500,000 shares of Sputnik stock. As of December 31, 2004, Sputnik has made no cash payments to GPT and none of this obligation is recorded. However, cost associated with the 500,000 shares of Sputnik stock is included in the 2004 statement of operations.

NOTE 6 - COMMON STOCK AGREEMENTS

Sputnik was incorporated on September 27, 2001 in the State of Delaware, with 10,000,000 shares of authorized stock at $0.0001 par value. On February 10, 2005 Sputnik converted to a Nevada Corporation, with 50,000,000 shares of authorized stock at $0.001 par value. The newly authorized shares are reflected retroactively in the accompanying financial statements.

In April 2005 Sputnik memorialized in a Board of Director's meeting its plans regarding the issuance of stock to founders and consultants. Those plans assign specific numbers of shares to the founders and consultants, with an allocation of the shares occurring over several years. These stock issuance plans are presented retroactively in the accompanying financial statements. The financial statements include an obligation of $130,062, representing the issuance of 7,985,224 shares that were approved but not issued as of December 31, 2004.

Sputnik reached agreement in April 2005 to settle an obligation with one of its consultants, DLA Piper Rudnick Gray Cary. The agreement included issuance of 45,000 shares of Sputnik common stock in exchange for the cancellation of a warrant that entitled the consultant to acquire one-quarter percent (0.25%) of the total outstanding stock of Sputnik.

NOTE 7 - STOCK OPTION PLAN

In April 2005 Sputnik terminated its 2003 Stock Option Plan ("the Plan"). Sputnik did not issue any options under the Plan.

SPUTNIK, INC.

BALANCE SHEETS

March 31, 2005

(unaudited)
March 31, 2005
ASSETS
Current Assets
Cash	$ 30,781
Accounts receivable	-
Inventory	21,302
Prepaid expenses	1,350
Total Current Assets	53,433

Property and equipment, net of accumulated
depreciation of $623	4,164

Deposit	2,700

TOTAL ASSETS	$ 60,297

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$ 67,609
Stock payable	221,612
Other current liabilities	9,114

Total Current Liabilities	298,335

Stockholders' Deficit
Common stock, $.001 par value, 50,000,000
shares authorized, 5,603,195 shares
issued and outstanding	5,603
Paid-in capital	82,501
Retained deficit	(326,142)
Stockholders' Deficit
(238,038)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$ 60,297

See the accompanying summary of significant accounting policies and notes to financial statements.

SPUTNIK, INC.

STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2005 and 2004

(unaudited)

	2005	2004

Revenue	$ 114,105	$ 42,500
Cost of goods sold	50,918	21,293

Gross profit	63,187	21,207

Expenses
General and administrative costs	104,732	12,038
Depreciation and amortization	355	-
Interest expense	831	10

	105,918	12,048

NET INCOME (LOSS)	$(42,731)	$ 9,159

Basic and diluted loss per share	$(0.01)	$ 0.00
Weighted average shares outstanding	5,603,195	5,476,263

See the accompanying summary of significant accounting policies and notes to financial statements.

SPUTNIK, INC.

STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2005 and 2004

(unaudited)

	2005	2004
Cash Flows from Operating Activities
Net income (loss)	$(42,731)	$ 9,159
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	355	-
Changes in working capital:
Accounts receivable	5,605	3,347
Inventory	13,991	(11,466)
Prepaid expenses	20	-
Bank revolving line of credit	(70,820)	8,634
Accounts payable	21,346	133
Stock payable	91,550	3,185
Other current liabilities	4,466	7,660
Net cash provided by operating activities	23,782	20,652

Cash Flows from Investing Activities
Purchase of property and equipment	(1,572)	-
Net cash used in investing activities	(1,572)	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock	-	107
Net cash provided by financing activities	-	107

Net change in cash	22,210	20,759

Cash, at beginning of the period	8,571	6,839
Cash, at end of period	$ 30,781	$ 27,598

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$ 831	$ 10

Supplemental Noncash Investing and Financing Information
Stock issuances that were accrued
in earlier periods	-	37,251

See the accompanying summary of significant accounting policies and notes to financial statements.

SPUTNIK, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The interim financial statements of Sputnik, Inc. ("Sputnik") and the summarized notes included herein were prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, pursuant to rules and regulations of the Securities and Exchange Commission. Because certain information and notes normally included in complete financial statements prepared in accordance with accounting principles generally accepted in the United States of America were condensed or omitted pursuant to such rules and regulations, it is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto included in Sputnik's Form SB-2 to be filed June 2005. In the opinion of management, these interim financial statements include all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of financial position and results of operations for the interim periods presented. Such financial results should not be construed as necessarily indicative of future results.

NOTE 2 - COMMON STOCK

During the three months ended March 31, 2005, Sputnik sold 810,000 shares of common stock for $81,000 and approved the issue of 105,500 shares at their fair value of $10,550. None of the shares were issued as of March 31, 2005. The financial statements include an obligation of $221,612, representing the future issuance of these and other shares aggregating 8,900,224 shares.

NOTE 3 - COMMITMENTS

In December 2004, Sputnik engaged GoPublicToday.com (GPT) to perform consulting and advisory services in conjunction with the development of a registration package that could be used in the sale of Sputnik securities to the public. For these services to be performed in fiscal 2005 and 2006, Sputnik agreed to pay GPT $74,000 plus 500,000 shares of Sputnik stock. Sputnik paid GPT $19,000 in the first quarter of 2005. Sputnik has not issued any stock to GPT as of March 31, 2005, but did record an obligation for the stock issuance in December 2004.

NOTE 4 - SUBSEQUENT EVENTS

Sputnik reached agreement in April 2005 to settle an obligation with one of its consultants, DLA Piper Rudnick Gray Cary. The agreement included issuance of 45,000 shares of Sputnik common stock in exchange for the cancellation of a warrant that entitled the consultant to acquire one-quarter percent (0.25%) of the total outstanding stock of Sputnik after an initial funding of $300,000 or more.

In May 2005, Sputnik settled a dispute that clarified certain proprietary rights of Sputnik, a former officer and director of Sputnik, and the company founded by Sputnik's former officer and director. The company founded by the former officer and director agreed to pay Sputnik $61,000 and to issue 20,000 shares of its common stock to Sputnik. The former officer and director agreed to return to Sputnik 1,100,000 shares of Sputnik common stock. The Sputnik shares to be returned are presented in the March 31, 2005 financial statements as issued and outstanding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PRELIMINARY PROSPECTUS

SPUTNIK, INC.

Dated June 27, 2005

We are offering up to a total of 500,000 of common stock in a best efforts, no minimum, direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $1.00 per share. The offering will terminate within 120 days from the date of this prospectus.  At our sole discretion, we may extend the offering for an additional 120 days. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Our common stock will be sold by our officers and directors for no compensation.

Dealer Prospectus Delivery Obligation

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for the payment of dividends in violation of Nevada law.  Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such persons duties as a director or officer of the Company.  The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by (1) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought; (2) resolution adopted by a majority of a quorum of our disinterested directors; (3) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; (4) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or (5) Order of any Court having jurisdiction over the Company.  Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Sputnik will pay all expenses in connection with this offering.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$ 50.00
EDGAR Filing Fee	2,000
Attorney's fees and expenses	25,000
Accountant's fees and expenses	10,000
Transfer agent's and registrar fees and expenses	1,500
Printing and engraving expenses	1,500
Miscellaneous expenses	-

Total	$ 40,050

Item 26.  Recent Sales of Unregistered Securities.

In April 2005, we memorialized in a Board of Director's meeting our plans regarding the issuance of stock to our founders and consultants. The Audited Financial Statements for the year ended December 31, 2004 include an obligation of $130,062, representing the issuance of 7,985,224 shares that were approved but not issued as of December 31, 2004.

On April 9, 2002, we agreed to issue 8,000,000 shares of our Common Stock to David LaDuke, in consideration for his services as our CEO and founder. As of December 31, 2004, 2,000,000 shares had been issued to Mr. LaDuke.

On April 9, 2002, we agreed to issue 1,000,000 shares of our Common Stock to our Director, Arthur Tyde, in consideration for his services as a Director of Sputnik.  As of December 31, 2004, 888,889 shares had been issued to Mr. Tyde.

On April 9, 2002, we issued 1,250,000 shares of our Common Stock to a former Director in consideration for services provided to the Company, of which we have both since agreed to cancel 1,100,000 shares. (see "Recent Events" under "Description of Business," above).

On December 31, 2002, we issued an aggregate of 118,314 shares of our Common Stock to seven (7) individuals in consideration for consulting services provided to us, including services in connection with our website, corporate identity design, finances, legal services and sales. We valued these shares at $.01 per share by assigning a minimal value based on our limited operating history.

On December 2, 2003, we agreed to issue 1,250,000 shares of our Common Stock to Kathy Giori, 750,000 shares of which were issued in consideration for $75.000 (or $.0001 per share) and 500,000 of which the we agreed to issue, but were not issued as of December 31, 2004, in connection with Ms. Giori's service to the Company in her capacity as Director of Product Management. We valued these shares at $.03 per share by assigning a minimal value based on our limited operating history.

On December 11, 2003, we agreed to issue 1,000,000 shares of our Common Stock to Scott Hutton, 575,000 of which were purchased by Mr. Hutton for $57.50 ($.0001 per share) and 425,000 of which the Company agreed to issue, but were not issued as of December 31, 2004, to Mr. Hutton in connection with services he provided us as our Director of Engineering. We valued these shares at $.03 per share by assigning a minimal value based on our limited operating history.

On December 31, 2003, we agreed to issue an aggregate of 76,044 shares of our Common Stock to seven (7) individuals which were not issued as of December 31, 2004, in consideration for services provided us that included services in connection with our web development, office space, finances, marketing and software development. We valued these shares at $.03 per share by assigning a minimal value based on our limited operating history.

On January 5, 2004, we issued 139,295 shares of our Common Stock to Vesna Swartz in consideration  of cash payment of $41.79 (or $0.0003 per share), valued in connection with her engagement as our Vice President of Marketing and Business Development.  Her employment and services provided to Sputnik amicably ceased on August 9, 2004.

On December 31, 2004, we agreed to issue an aggregate of 254,766 shares of our Common Stock to Twenty-Three (23) individuals in consideration for consulting services provided to us in connection with marketing, legal services, web development, software development, office management, operations, finances, technological strategy, public relations and telesales, which were not issued as of December 31, 2004.

On December 31, 2004, we issued 500,000 shares of our restricted Common Stock to GoPublicToday.com in consideration for services GoPublicToday.com agreed to perform for the Company in connection with the Company becoming listed on the OTC Bulletin Board.

On January 5, 2005, we sold 810,000 shares of our Common Stock in a private offering to Twelve (12) individuals in consideration for an aggregate amount of $81,000. The price per share was $.10 in these private offering. These shares were issued in May 2005.

On April 7, 2005, we issued 45,000 shares of our Common Stock to DLA Piper Rudnick Gray Cary ("Gray Cary"), in exchange for canceling a Share Purchase Warrant with Gray Cary, which would originally allowed Gray Cary to purchase shares equal to 0.25% of our total outstanding Common Stock.

On April 8, 2005, we issued 105,500 shares of our Common Stock to Seven (7) individuals in consideration for consulting services provided to us in connection with software development, higher education market advisory, sales, legal advice, software development and operations.  We valued these shares at $.10 per share by assigning a minimal value based on our limited operating history.

The valuations assigned above were calculated in a gradual step up by year from original valuation (determined by our officers and directors) of $.01 in 2002, to $.03 in 2003, to $.05 in 2004, and to the $.10 for private offerings we conducted to our friends, family and close associates occurring in early 2005. Our valuation method is reflected in our balance sheets included with this registration statement.

Our shares were issued in reliance upon Section 4(2) of the 1933 Act in view of the following:

o

None of  these issuances involved underwriters, underwriting discounts or commissions.

o

Restrictive legends were and will be placed on all certificates issued as described above.

o

The distribution did not involve general solicitation or advertising.

o

The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In addition to representations given to us by the above-referenced investors, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

Furthermore, all of the above-referenced persons were provided the opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Item 27.  Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Incorporation, and Amendments thereto - State of Delaware

3.2	Original By-Laws

3.3	Articles of Conversion - Nevada Corporation

3.4	Articles of Incorporation (restated) - State of Nevada

3.5	Amended By-Laws

5.1	Opinion of Counsel

10.1	Agreement with GoPublicToday.com

10.2	General Release and Settlement Agreement with former Officer and Director

10.3	Corporate Office Lease

23.1(1)	Consent of Williams Law Group, P.A.

23.2	Consent of Malone & Bailey.

(1)

Incorporated by reference to Exhibit 5.1.

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

(ii)

Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)

Include any additional or changed material information on the plan of distribution;

(2)

That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of San Francisco, State of California on June 27, 2005.

SPUTNIK, INC.

By: /s/ David LaDuke
Name: David LaDuke
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Name	Title	Date

/s/ David LaDuke	David LaDuke	Chief Executive Officer	June 27, 2005
Principal Accounting Officer and Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Name	Title	Date

/s/ David LaDuke	David LaDuke	Director	June 27, 2005

/s/ Arthur Tyde	Arthur Tyde	Director	June 27, 2005